Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Second Quarter 2011 Financial Results

28% Growth in Revenue Year-Over-Year

TYSONS CORNER, Va., August 2, 2011 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended June 30, 2011 (the second quarter of its 2011 fiscal year).

Second quarter 2011 revenues were $138.2 million versus $107.5 million for the second quarter of 2010, a 28% increase. Product licenses revenues for the second quarter of 2011 were $33.4 million versus $28.9 million for the second quarter of 2010, a 16% increase. Product support and other services revenues for MicroStrategy’s core business intelligence (BI) business in the second quarter of 2011 were $98.7 million versus $74.5 million for the second quarter of 2010, a 32% increase.

Operating expenses for the second quarter of 2011 were $100.1 million versus $68.8 million for the second quarter of 2010, a 45% increase. The increase in operating expenses was primarily due to increased headcount and related expenses, particularly for engineering and sales personnel.

“Companies are seeking to capitalize on the emergence of big data, mobile, cloud and social media to operate more efficiently and gain competitive advantage. We have made significant investments to position ourselves to capitalize on these key trends in our marketplace,” said Douglas K. Thede, MicroStrategy’s Executive Vice President, Finance and Chief Financial Officer.

Net income for the second quarter of 2011 was $2.9 million, or $0.26 per share on a diluted basis, compared to $11.6 million, or $0.97 per share on a diluted basis, for the second quarter of 2010.

For the second quarter of 2011, MicroStrategy’s effective tax rate was 10% compared to 30% for the second quarter of 2010. The lower effective tax rate in the second quarter of 2011 was primarily attributable to a decrease in income from operations before income taxes and stronger results outside the U.S.

As of June 30, 2011, MicroStrategy had cash and cash equivalents of $193.0 million versus $174.1 million as of December 31, 2010, an increase of $18.9 million. As of June 30, 2011, MicroStrategy had 8,217,352 shares of class A common stock and 2,492,830 shares of class B common stock outstanding.

MicroStrategy Launches New Mobile, Cloud and Social Media Technologies:

MicroStrategy has introduced a number of innovative technologies designed to enable companies to capitalize on the big data, mobile, cloud and social media trends cited above.

MicroStrategy 9.2.1:

In July 2011, the Company announced the general availability of MicroStrategy 9.2.1. This latest release of the MicroStrategy Business Intelligence Platform™ features a new product, MicroStrategy Transaction Services™, which allows users to initiate actions and transactions from a mobile device. MicroStrategy Transaction Services helps companies increase the speed and productivity of their businesses by building mobile apps that connect to back-end transactional systems and databases. MicroStrategy Transaction Services allows mobile apps and web-based dashboards to include action-taking features, including submitting orders, one-click approvals and denials, notes for tracking and directing business activity, and write-back to data sources. Organizations can use the MicroStrategy platform to create the mobile apps they need to stay competitive. In addition, MicroStrategy 9.2.1 includes new enhancements to Visual Insight, which allows business people to quickly get insights from their data with little or no assistance from their information technology (IT) teams.

MicroStrategy Cloud:

MicroStrategy also announced the general availability of MicroStrategy Cloud™, a cloud-based platform-as-a-service. MicroStrategy Cloud enables rapid, cost-effective development of business intelligence and mobile and social apps. Compared to traditional on-premises BI approaches, MicroStrategy Cloud is faster to deploy, delivers world-class performance, and offers significant financial advantages. MicroStrategy Cloud is powerful and flexible enough to support the full range of cloud use cases, from fast, tactical BI solutions, to the largest implementations where performance and scalability are imperative. Unlike general-purpose cloud solutions that are not designed for the unique requirements of large-scale business intelligence, MicroStrategy Cloud is architected and optimized for large data volumes, high concurrency, and high performance. MicroStrategy Cloud includes the entire MicroStrategy BI platform technology for reporting and analysis, enabling users to tap into enterprise data from their desktop or mobile device, improving insight and business decision-making.

Gateway for Facebook:

In July 2011, the Company introduced Gateway for Facebook, a new cloud-based service that can interconnect enterprise IT environments and enterprise applications with the Facebook social graph. Gateway for Facebook converts the Facebook social graph data structure into a tabular data structure, making it easier for enterprise applications like CRM, marketing, service, sales, loyalty, and mobile applications to be personalized using data from Facebook. With the introduction of Gateway for Facebook, MicroStrategy is establishing its intention to be a leader in the emerging social media technologies space.

Gateway for Facebook incorporates a broad set of features to promote efficient interaction with the Facebook database and high performance response to enterprise applications:

•	Facebook Integration – Gateway uses Facebook’s open graph APIs.

•	Rich Data Query – Gateway can execute chained queries that generate rich query results by traversing social network pathways.

•	High Efficiency Query Algorithms – Gateway intelligently combines multiple overlapping queries into consolidated API calls to minimize the load on Facebook and maximize performance.

•	Real-time Data Response – Gateway maintains an operational database to house the social graph data, making the data available to applications, even when connectivity to Facebook is limited.

•

Facebook Governing Process Safeguards – Gateway has self-monitoring features that help prevent its data requests from exceeding Facebook’s governed maximums and automatically restrict query submission if the governed levels are approached.

•	Highly Scalable – Gateway is built using an MPP architecture, enabling it to achieve significant scale.

With Gateway for Facebook, a wide range of applications can be developed or enhanced with social intelligence, personalization, and social interactivity. These application types include Microsoft Windows applications, mobile applications for Apple iOS and Google Android, and ERP systems from Oracle, SAP, and Microsoft.

Alert:

In connection with the Gateway for Facebook launch, MicroStrategy also introduced Alert, a mobile Facebook application that gives Facebook users a new way to follow all of their favorite celebrity and brand Facebook pages. Alert presents users with a consolidated view of the news, events, photos, and videos from their favorite pages, while allowing users to organize those pages into customized groups. Alert enables brands to use their Facebook pages as a continual Twitter-like feed to their fans, and improves on the Twitter-like experience by supporting more text per message, supporting multimedia content, and providing the ability to RSVP to events and share postings within Facebook friend networks. Using Alert, brands can also share exclusive content with their Facebook fans, creating more meaningful interactions with them.

New Customers and New Deals with Existing Customers in Q2 2011 Included:

Activision; AEON Integrated Business Service Co.; Ancestry.com; Aquilent; Bank of America; Barclays Bank Delaware; baumarkt direkt; BB&T Centralized Solutions; Belk; Bell Canada; Big Lots; Boehringer Ingelheim; Cisco Systems; Citibank; Crédit Agricole; Department of Veterans Affairs; eBay; Emmi Schweiz; European Space Agency; FedEx; Gymboree Corporation; Hachette Book Group; Jabil Circuit, Inc.; JD Power and Associates; KT; LinkedIn; Liz Claiborne Canada; Logan’s Roadhouse; McAfee; McDonald’s Corporation; Meredith Corporation; Metro-Goldwyn-Mayer Studios; Navteq; O’Reilly Automotive; Payless ShoeSource Worldwide; QVC; Safeway; Sears Holdings Management Corporation; Shoppers Drug Mart; Sonic Automotive; Sony Electronics; Tilly’s; Universal Music Group; Valpak Direct Marketing Systems; and Warner Bros. Entertainment.

Examples of Customer Deals from Q2 2011:

Jabil Circuit, Inc.

With more than 100,000 employees and facilities in 22 countries, Jabil Circuit, Inc. is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. A MicroStrategy customer since 2009, Jabil Circuit uses MicroStrategy for a broad range of BI applications, including finance, operations, sales and merchandising, marketing, and supply chain analyses. A recent expansion of MicroStrategy licenses allows Jabil Circuit to monitor the usage and productivity of its MicroStrategy BI infrastructure across the enterprise. Jabil Circuit selected MicroStrategy for its ease-of-use, integrated platform, Web interface, and self-service infrastructure, which helps the company quickly address the reporting needs of their business.

LinkedIn

LinkedIn, the world’s largest professional network on the Internet, recently expanded its agreement with MicroStrategy. With more than 100 million members worldwide, including executives from every Fortune 500 company, LinkedIn relies on MicroStrategy to access the company’s massive data warehouse and understand how its website is performing. MicroStrategy-based advanced analytics data also helps LinkedIn identify customer behavior and intraday trends, as well as monitor and evaluate key performance measures such as page views, registrations, invitations, and product usage.

Logan’s Roadhouse

Logan’s Roadhouse®, Inc., headquartered in Nashville, Tennessee, currently owns and operates over 200 company-operated and 26 franchised Logan’s Roadhouse restaurants in 23 states. A MicroStrategy customer since 2005, Logan’s Roadhouse uses MicroStrategy for a broad range of BI applications, including financial reporting and analysis, menu analysis, and exception reporting. A recent expansion of MicroStrategy licenses will allow Logan’s Roadhouse to track additional key performance indicators more efficiently and on a more timely basis. With help from MicroStrategy, Logan’s Roadhouse has improved efficiencies and the flow of information across the enterprise. MicroStrategy was selected for its high performance, robust reporting capabilities, and strong presence in the retail industry.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy software enables leading organizations worldwide to analyze the vast amounts of data stored across their enterprises to make better business decisions. The MicroStrategy Platform delivers actionable information to business users via the web and mobile devices, including the iPad®, iPhone®, and BlackBerry®. Companies choose MicroStrategy for its ease-of-use, sophisticated analytics, and superior data and user scalability. MicroStrategy offers free reporting software that can be downloaded from its website. To learn more about MicroStrategy (Nasdaq: MSTR), visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy Business Intelligence Platform, MicroStrategy 9, MicroStrategy Transaction Services, MicroStrategy Cloud, and MicroStrategy Mobile are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 9.2.1, MicroStrategy Cloud, Gateway for Facebook and Alert; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; impairment charges that may be required with respect to the Company’s damaged corporate aircraft; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$33,430	$28,930	$60,810	$46,884
Product support and other services	104,721	78,607	199,370	154,043

Total revenues	138,151	107,537	260,180	200,927

Cost of Revenues
Product licenses	2,322	1,860	4,230	3,775
Product support and other services	32,221	22,489	63,474	42,198

Total cost of revenues	34,543	24,349	67,704	45,973

Gross profit	103,608	83,188	192,476	154,954

Operating Expenses
Sales and marketing	60,942	39,361	112,453	72,748
Research and development	16,874	10,812	29,872	23,143
General and administrative	22,319	18,674	45,600	37,134

Total operating expenses	100,135	68,847	187,925	133,025

Income from operations before financing and other income and income taxes	3,473	14,341	4,551	21,929

Financing and Other (Expense) Income
Interest income, net	39	15	121	117
Other (expense) income, net	(316)	2,144	(947)	4,993

Total financing and other (expense) income	(277)	2,159	(826)	5,110

Income from operations before income taxes	3,196	16,500	3,725	27,039
Provision (benefit) for income taxes	311	4,882	(294)	8,520

Net income	$2,885	$11,618	$4,019	$18,519

Basic earnings per share (1)	$0.27	$1.00	$0.38	$1.57

Weighted average shares outstanding used in computing basic earnings per share	10,709	11,629	10,690	11,759

Diluted earnings per share (1)	$0.26	$0.97	$0.36	$1.52

Weighted average shares outstanding used in computing diluted earnings per share	11,068	12,029	11,056	12,165

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2011	2010	2011	2010	2011	2010

Revenues
Product licenses	$33,430	$28,930	$—	$—	$33,430	$28,930
Product support and other services	98,717	74,527	—	—	98,717	74,527
Angel.com services	—	—	6,004	4,080	6,004	4,080

Total revenues	132,147	103,457	6,004	4,080	138,151	107,537

Cost of Revenues
Product licenses	2,322	1,860	—	—	2,322	1,860
Product support and other services	29,409	20,399	—	—	29,409	20,399
Angel.com services	—	—	2,812	2,090	2,812	2,090

Total cost of revenues	31,731	22,259	2,812	2,090	34,543	24,349

Gross profit	100,416	81,198	3,192	1,990	103,608	83,188

Operating Expenses
Sales and marketing	57,807	37,776	3,135	1,585	60,942	39,361
Research and development	15,779	9,985	1,095	827	16,874	10,812
General and administrative	21,617	18,246	702	428	22,319	18,674

Total operating expenses	95,203	66,007	4,932	2,840	100,135	68,847

Income (loss) from operations before financing and other income and income taxes	5,213	15,191	(1,740)	(850)	3,473	14,341

Financing and Other (Expense) Income
Interest income, net	39	15	—	—	39	15
Other (expense) income, net	(277)	2,121	(39)	23	(316)	2,144

Total financing and other (expense) income	(238)	2,136	(39)	23	(277)	2,159

Income (loss) from operations before income taxes	$4,975	$17,327	$(1,779)	$(827)	$3,196	$16,500
Provision for income taxes					311	4,882

Net income					$2,885	$11,618

Basic earnings per share					$0.27	$1.00

Weighted average shares outstanding used in computing basic earnings per share					10,709	11,629

Diluted earnings per share					$0.26	$0.97

Weighted average shares outstanding used in computing diluted earnings per share					11,068	12,029

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010	2011	2010
Revenues
Product licenses	$60,810	$46,884	$—	$—	$60,810	$46,884
Product support and other services	186,566	145,865	—	—	186,566	145,865
Angel.com services	—	—	12,804	8,178	12,804	8,178

Total revenues	247,376	192,749	12,804	8,178	260,180	200,927

Cost of Revenues
Product licenses	4,230	3,775	—	—	4,230	3,775
Product support and other services	57,907	38,554	—	—	57,907	38,554
Angel.com services	—	—	5,567	3,644	5,567	3,644

Total cost of revenues	62,137	42,329	5,567	3,644	67,704	45,973

Gross profit	185,239	150,420	7,237	4,534	192,476	154,954

Operating Expenses
Sales and marketing	106,382	69,663	6,071	3,085	112,453	72,748
Research and development	27,773	21,643	2,099	1,500	29,872	23,143
General and administrative	44,156	36,192	1,444	942	45,600	37,134

Total operating expenses	178,311	127,498	9,614	5,527	187,925	133,025

Income (loss) from operations before financing and other income and income taxes	6,928	22,922	(2,377)	(993)	4,551	21,929

Financing and Other (Expense) Income
Interest income, net	121	117	—	—	121	117
Other (expense) income, net	(870)	4,970	(77)	23	(947)	4,993

Total financing and other (expense) income	(749)	5,087	(77)	23	(826)	5,110

Income (loss) from operations before income taxes	$6,179	$28,009	$(2,454)	$(970)	$3,725	$27,039
(Benefit) provision for income taxes					(294)	8,520

Net income					$4,019	$18,519

Basic earnings per share					$0.38	$1.57

Weighted average shares outstanding used in computing basic earnings per share					10,690	11,759

Diluted earnings per share					$0.36	$1.52

Weighted average shares outstanding used in computing diluted earnings per share					11,056	12,165

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2011	December 31, 2010
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$193,025	$174,097
Restricted cash and short-term investments	470	284
Accounts receivable, net	70,974	82,056
Prepaid expenses and other current assets	19,314	26,751
Deferred tax assets, net	21,494	13,670

Total current assets	305,277	296,858

Property and equipment, net	78,931	65,033
Capitalized software development costs, net	10,831	9,059
Deposits and other assets	5,668	5,587
Deferred tax assets, net	2,385	5,029

Total Assets	$403,092	$381,566

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$37,726	$36,683
Accrued compensation and employee benefits	51,941	60,201
Deferred revenue and advance payments	102,323	89,331
Deferred tax liabilities	236	355

Total current liabilities	192,226	186,570

Deferred revenue and advance payments	10,169	7,878
Other long-term liabilities	43,816	37,946
Deferred tax liabilities	385	—

Total Liabilities	246,596	232,394

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,622 shares issued and 8,217 shares outstanding, and 14,351 shares issued and 7,947 shares outstanding, respectively	15	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,493 and 2,694 shares issued and outstanding, respectively	2	3
Additional paid-in capital	458,782	455,374
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(1,558)	(1,455)
Retained earnings	174,439	170,420

Total Stockholders’ Equity	156,496	149,172

Total Liabilities and Stockholders’ Equity	$403,092	$381,566

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2011	2010

Operating activities:
Net income	$4,019	$18,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,851	6,119
Bad debt expense	266	1,648
Deferred taxes	(2,852)	776
Excess tax benefits from stock-based payment arrangements	(1,854)	(12)
Other, net	—	16
Changes in operating assets and liabilities:
Accounts receivable	13,149	(402)
Prepaid expenses and other current assets	5,043	(5,727)
Deposits and other assets	62	(882)
Accounts payable and accrued expenses	(2,106)	(2,564)
Accrued compensation and employee benefits	(9,799)	(5,439)
Deferred revenue and advance payments	11,831	12,606
Other long-term liabilities	5,856	6,724

Net cash provided by operating activities	31,466	31,382
Investing activities:
Purchases of property and equipment	(18,806)	(4,307)
Capitalized software development costs	(5,432)	(2,185)
Insurance proceeds	5,675	—
(Increase) decrease in restricted cash and investments	(167)	223

Net cash used in investing activities	(18,730)	(6,269)
Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	1,554	111
Excess tax benefits from stock-based payment arrangements	1,854	12
Purchases of treasury stock	—	(41,674)

Net cash provided by (used in) financing activities	3,408	(41,551)
Effect of foreign exchange rate changes on cash and cash equivalents	2,784	(5,649)

Net increase (decrease) in cash and cash equivalents	18,928	(22,087)
Cash and cash equivalents, beginning of period	174,097	224,769

Cash and cash equivalents, end of period	$193,025	$202,682